Exhibit 99.1

Stockholders of Resolute Energy Approve Merger with Cimarex Energy Co.

DENVER, February 22, 2019 — Resolute Energy Corporation (NYSE: REN) (“Resolute” or the “Company”) today announced that at a special meeting of stockholders held earlier today, Resolute’s stockholders voted to approve the adoption of the merger agreement between Resolute and Cimarex Energy Co. (“Cimarex”).

15,950,431 shares voted in favor of the proposal to adopt the merger agreement.  This represents approximately 85% of the total shares of Resolute’s common stock represented and entitled to vote at the special meeting, and more than 99% of the votes cast, excluding those stockholders who abstained from voting on the merger proposal.  Resolute will file the final vote results with the Securities and Exchange Commission on a Form 8-K.

As previously announced, on November 18, 2018, Resolute and Cimarex entered into the merger agreement by which Cimarex will acquire Resolute in a cash and stock transaction. With the receipt of the required stockholder approval, Resolute and Cimarex expect to close the transaction on March 1, 2019, subject to satisfaction of the remaining customary closing conditions.

Cautionary Statements

This communication contains certain “forward-looking statements” within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Resolute’s current views about future events. Such forward-looking statements include, but are not limited to, statements about Cimarex’s and Resolute’s plans, objectives, expectations and intentions, the expected timing and likelihood of completion of the transaction, and other statements that are not historical facts. No assurances can be given that the forward-looking statements contained in this communication will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, the risk that an event, change or other circumstances could give rise to the termination of the proposed merger, the risk that a condition to closing of the merger may not be satisfied, the timing to consummate the proposed merger, the risk that the businesses will not be integrated successfully, the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected, the risk that any announcement relating to the proposed transaction could have adverse effects on the market price of Cimarex’s common stock or Resolute’s common stock, the outcome of litigation related to the proposed transaction, disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers, the diversion of management time on merger-related issues, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other actions, the ability of management to execute its plans to meet its goals and other risks inherent in Cimarex’s and Resolute’s businesses.

All such factors are difficult to predict and are beyond Resolute’s control, including those detailed in Resolute’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Resolute’s website at https://www.resoluteenergy.com/ and on the SEC’s website at http://www.sec.gov.

Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Resolute does not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

About Resolute Energy Corporation

Resolute is an independent oil and gas company focused on the acquisition and development of unconventional oil and gas properties in the Delaware Basin portion of the Permian Basin of west Texas. For more information, visit www.resoluteenergy.com. The company routinely posts important information about the Company under the Investor Relations section of its website. The company’s common stock is traded on the NYSE under the ticker symbol “REN.”

Contact:

HB Juengling

Vice President - Investor Relations

hbjuengling@resoluteenergy.com

303-534-4600, extension 1555